UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 4, 2012

K-V PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road
St. Louis, MO		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600
(Registrant's telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.03	Bankruptcy or Receivership

On August 4, 2012, K-V Pharmaceutical Company (the “Company”) and certain of its wholly-owned domestic subsidiaries listed on Exhibit 99.1, which is incorporated by reference herein, (the “Filing Subsidiaries” and together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Chapter 11 Cases have been assigned to the Honorable Allan L. Gropper and are being jointly administered under the caption “In re K-V Discovery Solutions, Inc., et al.,” Case No. 12-13346 (ALG).  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On August 4, 2012, the Company announced, through a press release, the Debtors’ filing of the Chapter 11 Cases.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default and triggers the automatic and immediate acceleration of debt outstanding under the terms of certain instruments and agreements relating to financial obligations of the Debtors (the “Accelerated Financial Obligations”).  The material Accelerated Financial Obligations include:

•	the $225.0 million aggregate principal amount of 12% Senior Secured Notes due 2015; and
•	the $200.0 million aggregate principal amount of 2.5% Contingent Convertible Subordinated Notes due 2033.

The Debtors believe that any efforts to enforce such Accelerated Financial Obligations against the Debtors are stayed under the Bankruptcy Code as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2012, the New York Stock Exchange (the “NYSE”) announced that it had determined to commence proceedings to delist the Company’s Class A Common Stock and Class B Common Stock (together, the “Common Stock”).  The NYSE also announced that trading in the Common Stock on the NYSE would be immediately suspended.  The NYSE stated that its decision to delist the Company was reached as a result of the bankruptcy filing by the Company and the other Debtors of the Chapter 11 Cases in the Bankruptcy Court as described in Item 1.03 above.  The filing of the Chapter 11 Cases by the Debtors is sufficient grounds for the commencement of delisting procedures by the NYSE under Section 802.01D of the NYSE Listed Company Manual.

The Company has informed the NYSE that it does not intend to appeal the NYSE’s decision.  As a result, it is expected that the Common Stock will be delisted after the completion of the NYSE’s application to the Securities and Exchange Commission to delist the Common Stock.

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Item 7.01	Regulation FD Disclosure.

On August 7, 2012, the Company issued a press release regarding its suspension from trading on the NYSE and the trading of its Class A and Class B common stock on the over the counter market.  A copy of the press release is attached hereto as Exhibit 99.3. The information in the Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	List of Filing Subsidiaries

99.2	Press Release dated August 4, 2012, issuedby K-V Pharmaceutical Company.

99.3	Press Release dated August 7, 2012, issuedby K-V Pharmaceutical Company

The Company will post this Form 8-K on its Internet website at www.kvpharmaceutical.com.  References to the Company’s website address and other websites are included in this Form 8-K and the press releases only as inactive textual references and the Company does not intend them to be active links to those websites.  Information contained on those websites do not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2012
K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas Vice President, General Counsel and Secretary